Exhibit 10.275

Loan No. 341018

GUARANTEE OF RECOURSE OBLIGATIONS

(Multiple Guarantors)

In consideration of the benefits which the undersigned (herein called "Guarantors") will receive as a result of The Northwestern Mutual Life Insurance Company ("Lender") making the above-numbered loan to BR Carroll Keller Crossing, LLC, a Delaware limited liability company, ("Borrower") evidenced by that certain Promissory Note (the "Note") of even date herewith in the original principal amount of $28,880,000.00 and secured by that certain Deed of Trust and Security Agreement of even date herewith, from Borrower in favor of Lender (the "Lien Instrument") covering property in the City of Fort Worth, County of Tarrant, State of Texas (the "Property"), and as an inducement required by Lender to fund said loan, Guarantors have agreed to guarantee:

(A)         The Recourse Obligations (as such term is defined in paragraph 9 hereof); and,

(B)         Following the occurrence of a Triggering Event (as such term is defined in paragraph 9 hereof), the payment of the Note and all amounts at any time owed to Lender under the other Loan Documents (as hereinafter defined) and the performance of all terms, covenants and conditions in the Loan Documents.

1.          Therefore, for value received, Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to Lender and its successors and assigns the full, prompt and faithful payment of all of the Recourse Obligations, (i) notwithstanding any invalidity of, or defect or deficiency in any Loan Documents, (ii) notwithstanding the fact that Borrower may have no personal liability for all or a portion of the Indebtedness and Lender's recourse against Borrower and Borrower's assets may be limited, and (iii) notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantors. Guarantors shall, within five business days from the date notice is given to each Guarantor that any of the Recourse Obligations is due and owing, pay such Recourse Obligations.

"Loan Documents" means the Note, the Lien Instrument, that certain Loan Application dated September 30, 2015 from Borrower to Lender and that certain acceptance letter issued by Lender dated October 22, 2015 (together, the "Commitment"), that certain Absolute Assignment of Leases and Rents of even date herewith between Borrower and Lender (the "Absolute Assignment"), that certain Certification of Borrower of even date herewith, any other supplements and authorizations required by Lender and all other instruments and documents (as the same may be amended from time to time) executed by Borrower and delivered to Lender in connection with, or as security for, the indebtedness evidenced by the Note, except any separate environmental indemnity agreement.

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2.          In addition, for value received, Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to Lender and its successors and assigns the full, prompt and faithful payment of the full amount of the principal, interest and any other sums due or to become due under the Loan Documents (the "Indebtedness") upon and following the occurrence of a Triggering Event, it being the intention hereof that, following the occurrence of a Triggering Event, Guarantors shall remain liable until the Indebtedness shall be fully paid, (i) notwithstanding any invalidity of, or defect or deficiency in any Loan Document, (ii) notwithstanding the fact that Borrower may have no personal liability for all or a portion of the Indebtedness and Lender's recourse against Borrower and Borrower's assets may be limited, and (iii) notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantors.

Following the occurrence of a Triggering Event, Guarantors shall, within five business days from the date a notice is given to any Guarantor that an Event of Default (as defined in the Lien Instrument) has occurred and is continuing, cure such Event of Default. If any Event of Default shall not be cured by Guarantors within said five business day period, Lender may, at its option, accelerate the Indebtedness (if operation of a stay under the federal bankruptcy code or under any other state or federal bankruptcy, insolvency or similar proceeding, prohibits or delays acceleration of the Indebtedness as to Borrower, Guarantors agree that Guarantors' obligations hereunder shall not be postponed or reduced) and, within five business days from the date a written demand from Lender is given to any Guarantor, Guarantors shall pay all of the Indebtedness, whether or not acceleration of the Indebtedness has occurred as to Borrower.

3.          Any obligations not paid when due hereunder shall bear interest from the date due until paid at the Default Rate (as defined in the Note). Guarantors hereby waive absolutely and irrevocably, until the Indebtedness shall have been paid in full, any right of subrogation whatsoever to Lender's claims against Borrower and any right of indemnity, reimbursement or contribution from Borrower with respect to any payment made or performance undertaken by any Guarantor pursuant hereto. If Borrower shall become a debtor under the federal bankruptcy code or the subject of any other state or federal bankruptcy, insolvency or similar proceeding, neither the operation of a stay nor the discharge of the Indebtedness thereunder shall affect the liability of Guarantors hereunder. If any of the Guarantors shall become a debtor under the federal bankruptcy code or the subject of any other state or federal bankruptcy, insolvency or similar proceeding, neither the operation of a stay thereunder nor the discharge thereunder of any obligations under this Guarantee shall affect the liability of any of the other Guarantors hereunder.

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4.          Without limiting or lessening the liability of any Guarantor under this Guarantee (except as otherwise provided in clause (A) below), Lender may, without notice to Guarantors:

(A)         Release or partially release any Guarantor from any liability hereunder without affecting the liability of any other Guarantor;

(B)         Grant extensions of time or any other indulgences on the Indebtedness;

(C)         Take, give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security for the Indebtedness; and

(D)         Accept or make compositions or other arrangements with Borrower, realize on any security, and otherwise deal with Borrower, other parties and any security as Lender may deem expedient.

5.          This Guarantee shall be a continuing guarantee, shall not be revoked by death, shall inure to the benefit of, and be enforceable by, any subsequent holder of the Note and the Lien Instrument and shall be binding upon, and enforceable against, Guarantors and Guarantors' heirs, legal representatives, successors and assigns.

6.          All additional demands, presentments, notices of protest and dishonor, and notices of every kind and nature, including those of any action or no action on the part of Borrower, Lender or Guarantors are expressly waived by Guarantors. This is a guarantee of payment and not of collection. Guarantors hereby waive the right to require Lender to proceed against Borrower or any other party, or to proceed against or apply any security it may hold, waive the right to require Lender to pursue any other remedy for the benefit of Guarantors, and agree that Lender may proceed against Guarantors without taking any action against any other party and without proceeding against or applying any security it may hold. Lender may, at its election, foreclose upon any security held by it in one or more judicial or non-judicial sales, whether or not every aspect of such sale is commercially reasonable, without affecting or impairing the liability of Guarantors, except to the extent the Indebtedness shall have been paid. Guarantors waive any defense arising out of such an election, notwithstanding that such election may operate to impair or extinguish any right or any remedy of Guarantors against Borrower or any other security.

7.          Guarantors jointly and severally agree to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guarantee.

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8.          Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to any Guarantor by certified mail or reputable courier service shall be addressed to such Guarantor at the address set forth opposite such Guarantor's name below or such other address in the United States of America as such Guarantor shall designate in a notice to Lender given in the manner described herein. Any notice sent to Lender by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202 or at such other addresses as Lender shall designate in a notice given in the manner described herein. Any notice given to Lender shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

9.          The following terms shall be defined as set forth below:

"Recourse Obligations" means the following:

(A)         Rents and other income from the Property received by Borrower, any Guarantor, or any authorized agent of Borrower from and after the date of any Non-Monetary Default (as defined in the Lien Instrument) of which Borrower has received notice or any Monetary Default (as defined in the Lien Instrument) remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on this Note or to reasonable operating expenses of the Property (it being agreed by Lender that operating expenses shall be reasonable if they were included in Borrower's original annual budget for the particular calendar year);

(B)         Amounts necessary to repair any damage to the Property caused by the gross negligence or intentional misconduct of Borrower, any Guarantor, or any authorized agent of Borrower;

(C)         Insurance loss and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with the Loan Documents;

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(D)         The amount of insurance loss proceeds which would have been available with respect to a casualty on the Property occurring prior to the Conveyance Date, but that were not available due to the default by Borrower in carrying all insurance required by Lender under the Loan Documents;

(E)         Damages suffered by Lender as a result of fraud or intentional misrepresentation in connection with the Indebtedness by Borrower, any Guarantor, or any authorized agent of Borrower;

(F)         Amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property, and amounts required to fulfill Borrower's obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

(G)         All security deposits under leases of the Property or any portion of the Property actually received by or credited to Borrower, any Guarantor, or any authorized agent of Borrower or any predecessor of Borrower, and not refunded to the tenants under said leases in accordance with their respective leases or delivered to Lender on or prior to the Conveyance Date, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of said leases prior to the occurrence of the Event of Default that gave rise to such conveyance on the Conveyance Date, and all advance rents collected by Borrower, any Guarantor, any agent of Borrower or any predecessor of Borrower, and not applied in accordance with the leases of the Property or delivered to Lender;

(H)         Any losses suffered by Lender as a result of the Property not being in compliance with all applicable zoning and land use ordinances, covenants, statutes, and regulations; and;

(I)         Reasonable attorneys' fees and expenses incurred by Lender to the extent suit is brought by Lender to collect any of the amounts described in subparagraphs (A) through (H) above.

"Conveyance Date" means the first to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower's statutory right of redemption shall expire or be waived, (ii) a Valid Tender Date or (iii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

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Notwithstanding anything herein to the contrary, no Guarantor shall have any liability for Recourse Obligation (F) above if a Valid Tender is made within the Tender Period.

As used herein, "Tender Period" means the 60-day period immediately following the earlier of (i) Borrower’s receipt of written notice that the Indebtedness has been accelerated by Lender or (ii) the maturity date of the Note.

"Valid Tender Date" means the date on which a Tender is made which, with the passage of time, becomes a Valid Tender.

"Tender" means the tender by Borrower of (i) true, complete and accurate copies of all leases of the Property with an instrument assigning them to Lender or Lender's designee and (ii) a special warranty or bargain and sale deed conveying good and marketable title to the Property to Lender or Lender's designee, subject to no liens or encumbrances subordinate to the lien securing the Indebtedness not previously approved in writing by Lender.

"Valid Tender" means (i) a Tender and (ii) the passage of the Review Period, during which period, Borrower shall not create any consensual liens on the Property or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of its affiliates).

"Review Period" means the period of time from the date of the Tender until the earlier of (i) sixty (60) days thereafter or (ii) the date of acceptance of the Tender by Lender or Lender's designee.

Lender or Lender's designee shall have the Review Period to accept or reject a Tender to enable Lender or Lender's designee to review title to, and obtain an environmental assessment of, the Property, and, at Lender's or Lender's designee's option, the deed and lease assignment shall be deposited into an escrow during the Review Period.

If Lender or Lender's designee shall not accept such Tender within the Review Period, the Tender shall be deemed to be rejected, but a Valid Tender shall remain a Valid Tender despite such rejection.

"Triggering Event" means any of the following:

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(A)         A violation of the provision of the Lien Instrument entitled "Prohibition on Transfer/One-Time Transfer";

(B)         The filing by Borrower of a voluntary petition for relief under the federal bankruptcy code;

(C)         The filing of an involuntary petition against Borrower by parties other than Lender under the federal bankruptcy code shall remain undismissed for a period of ninety (90) days; or

(D)         Borrower shall become the subject of any liquidation, receivership or other similar proceedings (other than any such proceedings initiated by Lender) and, if such proceeding is involuntary, such proceeding shall remain undismissed for a period of ninety (90) days.

10.         This Guarantee shall be governed by and construed in all respects in accordance with the laws of the State of Texas without regard to any conflict of law principles. With respect to any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Guarantee, Guarantors hereby irrevocably consent to the jurisdiction of the courts located in the State of Texas and irrevocably waive any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of Texas. Nothing contained herein shall affect the rights of Lender to commence an action, lawsuit or other legal proceeding against Guarantors in any other jurisdiction.

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Signatures of Guarantors follow on next page)

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Executed as of the 22nd day of October, 2015.

Mailing Addresses:	CARROLL MULTIFAMILY REAL ESTATE FUND III, LP,
a Delaware limited partnership

c/o Carroll Organization	By:	/s/ M. Patrick Carroll
3340 Peachtree Rd NE	Name: M. Patrick Carroll
Suite 2250	Title: Chief Executive Officer
Atlanta, GA 30326
Attn: M. Patrick Carroll

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(Signatures of Guarantors continued from previous page)

BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

712 Fifth Avenue, 9th Floor	By:	/s/ Michael Konig
New York, New York 10019	Name: Michael Konig
Attn: Jordan Ruddy and	Title: Authorized Signatory
Michael Konig, Esq.

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